Exhibit 10.57

THIRD AMENDMENT
to the LowCal Agreements (as defined herein)

THIS THIRD AMENDMENT TO THE LOWCAL AGREEMENTS (this “Third Amendment”), effective as of January 9, 2014, is by and among Eos Global Petro, Inc. (“Eos”), Eos Petro, Inc. (“Parent”), LowCal Industries, LLC (“LowCal”) Sail Property Management Group LLC (“Sail”) and LowCo [EOS/Petro], LLC (“LowCo, and collectively referred to with Eos, Parent, LowCal and Sail as the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the LowCal Agreements.

WHEREAS, the Parties have previously entered into the following agreements (collectively referred to herein as the “LowCal Agreements”):

a.	First Amendment to the LowCal Agreements, dated April 23, 2013, between the Parties;

b.	Second Amendment to the LowCal Agreements, dated November 6, 2013, between the Parties;

c.	Second Amended and Restated Loan Agreement and Secured Promissory Note, dated November 6, 2013, between Eos and LowCal (the “Note”)

d.	Amended and Restated Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, dated April 23, 2013, between Eos and LowCal;

e.	Guaranty, dated February 8, 201,3 between Parent and LowCal;

f.	Lock-Up/Leak-Out Agreement, dated February 8, 2013, between Parent and LowCal;

g.	Lock-Up/Leak-Out Agreement, dated November 6, 2013, between Parent and LowCal;

h.	Series B Convertible Preferred Stock Purchase Agreement, dated February 8, 2013, between Parent and LowCal;

i.	Series B Convertible Preferred Stock Purchase Agreement, dated April 23, 2013, between Parent and LowCal;

j.	Common Stock Purchase Agreement, dated November 6, 2013, between Parent and LowCal (the “Third Stock Purchase Agreement”);

k.	January 9, 2013 Extension Agreement dated November 6, 2013 between the Parties (the “Extension Agreement”); and

l.	Compliance/Oversight Agreement, dated February 8, 2013, between Eos and Sail.

WHEREAS, the Parties now desire to amend certain provisions of the LowCal Agreements.

NOW, THEREFORE, in consideration of covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree to amend the LowCal Agreements as follows:

1.           Extension for Payment of Final Installment. Section 1.1(e) of the Note is hereby amended and restated in its entirety to read as follows:

(e) On or before January 3, 2014 Holder shall pay to Borrower $750,000.00, and on or before February 10, 2014 (the “Closing Date”), Holder shall pay to Borrower $750,000.00 (the “Final Installment”).

2.           Amendment of Upstream Guarantees. Section 1.3(d) of the Note is hereby amended and restated in its entirety to read as follows:

(d) An upstream guaranty of the Obligation by Borrower in substantially the form attached as Exhibit A to the Security Agreement (the “Upstream Guarantees”), which shall be fully executed and delivered to the parties hereto on or prior to the Closing Date;

3.           Removal of Buccaneer Rights. Sections 1.3(f), 2.4(c) and 6.6 of the Note are hereby removed from the Note in their entirety, so that, as of the date of this Third Amendment, Borrower and Parent have no obligation to secure the Loan, by the Closing Date or otherwise, with the Buccaneer Reimbursement Right or any other right or proceeds stemming from the Buccaneer Participation Agreement.

4.           Amendment to Note Conversion Price. The first sentence of Section 2.5 of the Note is hereby amended and restated in its entirety to read as follows:

The principal amount of the Note and all accrued but unpaid interest thereon may be converted in whole or in part at any time at the election of the Holder into restricted shares of common stock of Parent at a conversion price of $2.50 per share (“Conversion Shares”).

The remainder of Section 2.5 shall remain unchanged by this Third Amendment.

5.           Obligation to Fund; Defaults. Section 3.2 of the Note is hereby amended and restated as follows:

All references to the Escrow Agreement and Escrow Agent are hereby deleted and removed from Section 3.2 in their entirety; and

Sections 3.2(f) and 3.2(g) are hereby deleted and removed from Section 3.2 in their entirety.

6.           Acknowledgement of Good Standing.  The Parties agree and acknowledge that any and all Events of Default (as defined in the LowCal Agreements) which may have occurred under the LowCal Agreements on or prior to the date hereof, including but not limited to any Events of Default involving Buccaneer’s termination of the Participation Agreement, are hereby waived, and the Parties further acknowledge that the LowCal Agreements, as modified by this Third Amendment, are in good standing and full force and effect as of the date hereof.

7.           Acknowledgement of Third Stock Purchase Agreement Amount.  Eos and Parent acknowledge and agree that, so long as the remaining $1,500,000.00 of the Loan is funded pursuant to the schedule set forth in Section 1 of this Third Amendment, Parent shall sell LowCo 1,000,000 restricted shares of Parent’s common stock pursuant to the terms set forth in the Third Stock Purchase Agreement. LowCal’s failure to fund the Final Installment by December 20, 2013 did not reduce the amount of shares sellable to LowCal pursuant to the Third Stock Purchase Agreement, provided, however, that Section 6.5 of the Third Stock Purchase Agreement regarding receipt of less than the full amount of the Loan shall still apply in the event that the remaining $1,500,000.00 of the Loan is not received pursuant to the schedule set forth in Section 1 of this Third Amendment.

8.           Entire Agreement. The LowCal Agreements, as amended by this Third Amendment, embody the entire understanding among the Parties with respect to the subject matter thereof and hereof and can be changed only by an instrument in writing executed by all of the Parties.

9.           Conflict of Terms. In the event of a conflict or inconsistency between the terms of the LowCal Agreements and those of this Third Amendment, the terms of this Third Amendment shall control and govern the rights and obligations of the Parties.

10.           Other Agreements; Ratifications. Except to the extent amended hereby or inconsistent herewith, all of the terms, covenants, conditions and provisions of the LowCal Agreements shall remain in full force and effect, and the Parties hereby acknowledge and confirm that the same are in full force and effect.

11.           Execution.  This Third Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Facsimile or other electronic signatures shall be accepted by the Parties as originals.

[remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the undersigned Parties hereby acknowledge that they have read, understand and consent to the modifications made to the LowCal Agreements by this Third Amendment.

EOS PETRO, INC. By: /s/ Nikolas Konstant Name: Nikolas Konstant Title: Chairman	LOWCAL INDUSTRIES, LLC By: /s/ Shlomo Lowy Name: Kinderlach Ltd Co Its: Managing Member

EOS GLOBAL PETRO, INC. By: /s/ Nikolas Konstant Name: Nikolas Konstant Title: Chairman	SAIL PROPERTY MANAGEMENT GROUP, LLC By: /s/ Shlomo Lowy Name: Shlomo Lowy Title: Managing Member LOWCO [EOS/PETRO], LLC By: /s/ Shlomo Lowy Name: LowCo LLC Its: Managing Member